                                                                    Exhibit 23.1



                   Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the use of our report on the financial statements of Dragon Systems, Inc. and subsidiaries dated January 25, 2000 (except with respect to the matters discussed in Note 1, as to which the date is June 7, 2000) included in this Current Report of Lernout & Hauspie Speech Products N.V. on Form 8-K/A and the incorporation by reference into the previously filed Registration Statements Nos. 333-4914, No. 333-7294, No. 333-8940, No. 333-10522, No. 333-11978, and No. 333-39258 of Lernout & Hauspie
Speech Products N.V. on Forms S-8, the Registration Statements Nos. 333-9014, No. 333-10250, No. 333-10248 and No. 333-10600 of Lernout & Hauspie Speech
Products N.V. on Forms F-3, and Registration Statement No. 333-40686 of Lernout & Hauspie Speech Products N.V. on Form S-3.




/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 21, 2000